Exhibit 99.1

Independent Auditors’ Report

The Board of Directors and Stockholder

Hunt Oil Company and Subsidiaries:

Report on the Financial Statements

We have audited the accompanying statement of revenues and direct operating expenses (the “Statement”) for Gonzales and Lavaca Counties Texas Oil and Gas Properties (the “Properties”) sold to Penn Virginia Corporation for the year ended December 31, 2017, and the related notes to the Statement.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the Statement in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Statement that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the Statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Statement. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the Statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the Statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting principles used and the reasonableness of significant estimates made by management, as well as evaluating the overall presentation of the Statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Basis of Accounting

The accompanying Statement referred to above was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. The Statement is not intended to be a complete presentation of the operations of the Properties.

Opinion

In our opinion, the Statement referred to above presents fairly, in all material respects, the revenues and direct operating expenses of the Properties for the year ended December 31, 2017 in accordance with U.S. generally accepted accounting principles.

Other Matters

U.S. generally accepted accounting principles require that the Supplementary Oil and Gas Reserve Information contained herein be presented to supplement the basic financial statement. Such supplementary information, although not a part of the basic Statement, is required by the Financial Accounting Standards Board who considers it to be an essential part of financial reporting for placing the basic Statement in an appropriate operational, economic, or historical context. We have applied certain limited procedures to the required supplementary information in accordance with auditing standards generally accepted in the United States of America, which consisted of inquiries of management about the methods of preparing the information and comparing the information for consistency with management’s responses to our inquiries, the basic Statement, and other knowledge we obtained during our audit of the basic Statement. We do not express an opinion or provide any assurance on the information because the limited procedures do not provide us with sufficient evidence to express an opinion or provide any assurance.

(signed) KPMG LLP

Dallas, Texas

May 9, 2018

STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES FOR GONZALES AND LAVACA COUNTIES TEXAS OIL AND GAS PROPERTIES SOLD TO PENN VIRGINIA CORPORATION

(AS DESCRIBED IN NOTE 1)

Year Ended December 31, 2017

(in thousands)

Year Ended December 31, 2017

Operating revenues	$24,184
Direct operating expenses	5,795

Excess of revenues over direct operating expenses	$18,389

The accompanying notes are an integral part of the Statement of Revenues and Direct Operating Expenses.

STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES FOR GONZALES AND LAVACA COUNTIES TEXAS OIL AND GAS PROPERTIES SOLD TO PENN VIRGINIA CORPORATION

NOTES TO STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES

Note 1 – Basis of Presentation

On January 2, 2018, Hunt Oil Company (“Hunt”) announced the sale of certain oil and natural gas properties and related assets located primarily in Gonzales and Lavaca Counties, Texas (the “Properties”) to Penn Virginia Corporation (“PVA”) for total consideration of approximately $86 million, subject to certain adjustments. The transaction closed on March 1, 2018.

The accompanying statement of revenues and direct operating expenses was prepared from the historical accounting records of Hunt. This statement is not intended to be a complete financial presentation of the results of operations of the Properties. The statement does not include general and administrative expense, interest income or expense, depreciation, depletion and amortization, any provision for income tax expenses and other income and expense items not directly associated with the Properties. Historical financial statements reflecting financial position, results of operations and cash flows required by United States of America generally accepted accounting principles (“GAAP”) are not presented as such information is not readily available and not meaningful to the Properties. Accordingly, the accompanying statement of revenues and direct operating expenses is presented in lieu of complete financial statements as allowed under Rule 3-05 of Securities and Exchange Commission (“SEC”) Regulation S-X.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions about future events that affect the reported amounts of revenues and expenses during the reporting period. These estimates and assumptions are based on Hunt management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. Such estimates and assumptions are adjusted when facts and circumstances dictate. As future events and their effects cannot be determined with precision, actual results could differ from these estimates.

Sales of oil, natural gas and natural gas liquids (“NGL”) are recognized when the product has been delivered to a custody transfer point, persuasive evidence of a sales arrangement exists, the rights and responsibility of ownership pass to the purchaser upon delivery, collection of revenue from the sale is reasonably assured, and the sales price is fixed or determinable.

Direct operating expenses primarily include lease operating and production and property taxes. Lease operating costs include expenses such as labor, transportation, disposal, field office, vehicle, supervision, maintenance, tools and supplies and workover expenses. Production and property taxes consist primarily of severance and ad valorem taxes.

Note 2 – Commitments and Contingencies

Management is not aware of any legal, environmental or other commitments or contingencies that would have a material effect on the statement of revenues and direct operating expenses.

Note 3 – Subsequent Events

Management has evaluated subsequent events through May 8, 2018, the date the statement of revenues and direct operating expenses was available to be issued, and has concluded no events need to be reported during this period.

STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES FOR GONZALES AND LAVACA COUNTIES TEXAS OIL AND GAS PROPERTIES SOLD TO PENN VIRGINIA CORPORATION

NOTES TO STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES

Note 4 – Supplemental Oil and Natural Gas Reserve Information (Unaudited)

Estimated Quantities of Proved Oil and Natural Gas Reserves

Estimated quantities of proved oil, natural gas and NGL reserves at December 31, 2017 and changes in the reserves during the year ended December 31, 2017 for the Properties, are shown below.

These reserve estimates have been prepared in accordance with SEC regulations using the average price during the 12-month period, determined as an unweighted average of the first-day-of-the-month price for each month.

			Natural
	Oil	NGLs	Gas	Total
	(MBbl)	(MBbl)	(MMcf)	(MBOE)
Balance as of December 31, 2016	4,917	573	2,774	5,952
Production	(456)	(36)	(166)	(520)
Extensions and discoveries	211	13	109	242
Revisions	(289)	(203)	(842)	(632)

Balance as of December 31, 2017	4,382	347	1,874	5,042

Proved developed	3,907	309	1,645	4,490
Proved undeveloped	475	38	230	552

	4,382	347	1,874	5,042

Revisions Other Than Price

Revisions other than price were due primarily to reduced treatable lateral lengths in certain locations partially offset by improved performance.